Exhibit 10.34

PHARMERICA CORPORATION

PharMerica Corporation 2007 Omnibus Incentive Plan

Transferring Employee Restricted Share Award Agreement

THIS TRANSFERRING EMPLOYEE RESTRICTED SHARE AWARD AGREEMENT (the “Agreement”), granted under the PharMerica Corporation 2007 Omnibus Incentive Plan (the “Plan”) is effective as of              200   (the “Date of Grant”) and is made between PharMerica Corporation, a Delaware corporation (the “Company”) and                      (the “Recipient”).

Preliminary Statements

WHEREAS, the Recipient was formerly an employee of Kindred Healthcare, Inc. (“Kindred”) who was awarded                      shares of Kindred common stock, subject to restrictions (the “Kindred Award”);

WHEREAS, in connection with the merger of Kindred with and into the Company, the Company has determined that it is desirable and in its best interests to substitute the Kindred Award with an award of shares of the Company’s Stock (the “Stock”) subject to restrictions in such manner that the substitution shall not be considered a new award under the Code; and

WHEREAS, any capitalized term not herein defined shall have the meaning as set forth in the Plan.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein:

1. Grant of Restricted Shares. On the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Recipient                      shares of Stock (the “Restricted Shares”). The extent to which the Restricted Shares become vested and non-forfeitable shall be determined in accordance with the provisions of Section 2 of this Agreement. The date of grant of the Restricted Shares is             , 20     (the “Grant Date”).

The Recipient’s right, if any, to continue to be employed by the Company will not be enlarged or otherwise affected by the receipt of this Award, and the receipt of this Award will not in any way restrict the right of the Company to terminate the Recipient’s employment at any time.

2. Vesting of the Restricted Shares. The Restricted Shares granted pursuant to this Agreement shall vest and all restrictions shall lapse thereon as follows:

(a) General Vesting Conditions of the Restricted Shares. Provided that the Recipient remains in the continuous employment of the Company through the vesting period, the Restricted Shares shall vest and all restrictions thereon shall lapse in accordance with the following schedule:

Vesting Date	No. of Shares Vested	Total Percentage of Award Vested

There shall be no proportional vesting prior to a Vesting Date; all vesting shall occur only on the Vesting Date.

(b) Acceleration of Vesting of the Restricted Shares. The Restricted Shares shall become fully vested and any restrictions thereon shall automatically lapse upon the occurrence of any of the following events; ; provided, however, in no event may the vesting of any Shares held by an Recipient subject to Section 16(b) of the Exchange Act be accelerated until such time as the vesting would not violate Section 16(b).:

(i) the termination of the Recipient’s employment with the Company by reason of the Recipient’s death or disability (within the meaning of Section 22(e)(3) of the Code),.

(ii) a Change in Control

(iii) Notwithstanding the foregoing, the Committee, in its sole and absolute discretion, may accelerate the vesting of and cause all restrictions to lapse on the Restricted Shares at any time.

3. Forfeiture of the Restricted Shares. The unvested Restricted Shares shall automatically be forfeited on the date that the Recipient ceases to be employed by the Company.

4. Modification and Waiver. Except as provided in the Plan with respect to determinations of the Committee and subject to the Company’s right to amend the Plan, neither this Agreement nor any provision hereof can be changed, modified, amended, discharged, terminated or waived orally or by any course of dealing or purported course of dealing, but only by an agreement in writing signed by the Recipient and the Company. No such agreement shall extend to or affect any provision of this Agreement not expressly changed, modified, amended, discharged, terminated or waived or impair any right consequent on such a provision. The waiver of or failure to enforce any breach of this Agreement shall not be deemed to be a waiver or acquiescence in any other breach thereof.

5. Rights as Stockholder. Recipient shall be considered a stockholder of the Company with respect to all such Shares that have not been forfeited and shall have all rights appurtenant thereto, including the right to vote or consent to all matters that may be presented to the stockholders and to receive all dividends and other distributions paid on such Shares. If any dividends or distributions are paid in Common Stock, such Common Stock shall be subject to the same restrictions as the Shares with respect to which it was paid.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

7. Recipient Acknowledgment. The Recipient hereby acknowledges receipt of a copy of the Plan and a Plan prospectus.

8. Incorporation of Plan. All terms and provisions of the Plan are incorporated herein and made part hereof as if stated herein. If any provision hereof and of the Plan shall be in conflict, the terms of the Plan shall govern except as specifically provided in Section 2 hereof.

9. Entire Agreement. This Agreement and the Plan represent the final, complete and total agreement of the parties hereto respecting the Shares and the matters discussed herein and this Agreement supersedes any and all previous agreements and understandings, whether written, oral or otherwise, relating to the Shares and such matters.

10. No Contract of Employment. This Agreement shall not confer upon the Recipient any right with respect to the continuation of such Recipient’s employment by the Company or prohibit the Company at any time from terminating such employment or increasing or decreasing the base salary or other compensation for such Recipient.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, or caused this Agreement to be duly executed and delivered on his or its behalf, as of the day and year first above written.

PHARMERICA CORPORATION

BY:

DATE:

RECIPIENT

DATE:

RECIPIENT’S ADDRESS: